Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2015 RESULTS

- Announces Quarterly Cash Dividend of $0.03125 Per Share –

- Prepays $20 Million of Term Loan in the Fourth Quarter –

SANTA MONICA, CALIFORNIA, February 25, 2016 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and twelve-month periods ended December 31, 2015.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 9. Unaudited financial highlights are as follows:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2015	2014	% Change	2015	2014	% Change
Net revenue	$65,432	$65,262	0%	$254,134	$242,038	5%
Cost of revenue - digital media (1)	2,609	1,504	73%	7,242	2,993	142%
Operating expenses (2)	39,620	38,228	4%	153,138	142,680	7%
Corporate expenses (3)	6,942	6,305	10%	22,520	21,301	6%
Consolidated adjusted EBITDA (4)	18,782	21,333	(12)%	76,324	79,277	(4)%
Free cash flow (5)	$13,523	$15,695	(14)%	$49,673	$56,775	(13)%
Free cash flow per share, basic (5)	$0.15	$0.18	(17)%	$0.56	$0.64	(13)%
Free cash flow per share, diluted (5)	$0.15	$0.17	(12)%	$0.55	$0.62	(11)%
Net income	$5,807	$5,942	(2)%	$25,625	$27,122	(6)%
Net income per share, basic	$0.07	$0.07	0%	$0.29	$0.31	(6)%
Net income per share, diluted	$0.06	$0.07	(14)%	$0.28	$0.30	(7)%
Weighted average common shares outstanding, basic	88,217,563	87,587,916		87,920,230	88,680,322
Weighted average common shares outstanding, diluted	90,570,304	90,395,102		90,295,185	90,943,734

(1)

Cost of revenue consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $1.0 million and $0.8 million of non-cash stock-based compensation for the three-month periods ended December 31, 2015 and 2014, respectively, and $1.9 million and $1.3 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2015 and 2014, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(3)

Corporate expenses include $1.6 million and $1.4 million of non-cash stock-based compensation for the three-month periods ended December 31, 2015 and 2014, respectively, and $3.3 million and $3.1 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2015 and 2014, respectively.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

Entravision Communications

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the fourth quarter, we achieved revenue growth driven by increases in our radio and digital media segments, as well as an increase in core television advertising revenue (excluding retransmission consent revenue and political advertising revenue). We continued to build our digital footprint through the acquisition of Pulpo Media in June 2014, which provides us with an integrated platform to allow advertisers and marketers to connect with Latino audiences.  Looking ahead, we remain well positioned to build on our success in attracting Latino audiences, expanding our advertiser base and monetizing our reach to the benefit of our shareholders.”

Quarterly Cash Dividend and Prepayment of Outstanding Debt

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.03125 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.8 million. The quarterly dividend will be payable on March 31, 2016 to shareholders of record as of the close of business on March 11, 2016, and the common stock will trade ex-dividend on March 9, 2016. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to further approval by the Board.

During the fourth quarter of 2015, the Company voluntarily prepaid $20.0 million of term loans under the Company’s senior secured term loan credit facility.

Entravision Communications

Financial Results

Three-Month Period Ended December 31, 2015 Compared to Three-Month Period Ended

December 31, 2014

(Unaudited)

	Three Months Ended
	December 31,
	2015	2014	% Change
Net revenue	$65,432	$65,262	0%
Cost of revenue - digital media (1)	2,609	1,504	73%
Operating expenses (1)	39,620	38,228	4%
Corporate expenses (1)	6,942	6,305	10%
Depreciation and amortization	4,039	3,860	5%
Impairment charge	—	735	(100)%
Operating income	12,222	14,630	(16)%
Interest expense, net	(3,264)	(3,483)	(6)%
Gain (loss) on debt extinguishment	(204)	(246)	(17)%
Income before income taxes	8,754	10,901	(20)%
Income tax (expense) benefit	(2,947)	(4,959)	(41)%
Net income	$5,807	$5,942	(2)%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $65.4 million for the three-month period ended December 31, 2015 from $65.3 million for the three-month period ended December 31, 2014, an increase of $0.1 million. Of the overall increase, approximately $1.1 million was attributed to our radio segment and was primarily attributable to increases in local and national advertising revenue, partially offset by the absence of significant political advertising revenue in 2015 compared to 2014. Additionally, approximately $2.5 million of the overall increase was attributed to our digital segment, and was primarily attributable to increases in local and national advertising revenue. These increases were partially offset by a decrease of $3.5 million that was attributed to our television segment, primarily due to the absence of significant political advertising revenue in 2015 compared to 2014, and a decrease in local advertising revenue, partially offset by an increase in national advertising revenue and an increase in retransmission consent revenue.

Cost of revenue increased to $2.6 million for the three-month period ended December 31, 2015 from $1.5 million for the three-month period ended December 31, 2014, an increase of $1.1 million, due to increased online media costs associated with the increase in our digital net revenue.

Operating expenses increased to $39.6 million for the three-month period ended December 31, 2015 from $38.2 million for the three-month period ended December 31, 2014, an increase of $1.4 million. The increase was primarily attributable to the increase in operating expenses of Pulpo Media Inc. (“Pulpo”), which we acquired in June 2014, and increases in rent expense, and salary expense.

Corporate expenses increased to $6.9 million for the three-month period ended December 31, 2015 from $6.3 million for the three-month period ended December 31, 2014, an increase of $0.6 million. The increase was primarily attributable to an increase in non-cash compensation and salary expense.

Entravision Communications

Twelve-Month Period Ended December 31, 2015 Compared to Twelve -Month Period Ended

December 31, 2014

(Unaudited)

	Twelve Months Ended
	December 31,
	2015	2014	% Change
Net revenue	$254,134	$242,038	5%
Cost of revenue - digital media (1)	7,242	2,993	142%
Operating expenses (1)	153,138	142,680	7%
Corporate expenses (1)	22,520	21,301	6%
Depreciation and amortization	15,989	14,663	9%
Impairment charge	-	735	(100)%
Operating income	55,245	59,666	(7)%
Interest expense, net	(13,002)	(13,854)	(6)%
Gain (loss) on debt extinguishment	(204)	(246)	(17)%
Income before income taxes	42,039	45,566	(8)%
Income tax (expense) benefit	(16,414)	(18,444)	(11)%
Net income	$25,625	$27,122	(6)%

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $254.1 million for the twelve-month period ended December 31, 2015 from $242.0 million for the twelve-month period ended December 31, 2014, an increase of $12.1 million. Of the overall increase, $6.3 million was attributed to our radio segment and was primarily attributable to increases in local and national advertising revenue, partially offset by the absence of World Cup and significant political advertising revenue in 2015 compared to 2014. Additionally, approximately $12.2 million of the overall increase was attributed to our digital segment, resulting from our acquisition of Pulpo in June 2014 and which did not contribute to results in the full comparable period in 2014. These increases were partially offset by a decrease of $6.4 million that was attributed to our television segment, primarily due to the absence of World Cup and significant political advertising revenue in 2015 compared to 2014, and a decrease in local advertising revenue, partially offset by an increase of approximately $10.5 million of revenue associated with television station channel modifications made by the Company in order to accommodate the operations of a telecommunications operator, and an increase in retransmission consent revenue.

Cost of revenue increased to $7.2 million for the twelve-month period ended December 31, 2015 from $3.0 million for the twelve-month period ended December 31, 2014, resulting from our acquisition of Pulpo in June 2014 and which did not contribute to results in the full comparable period in 2014.

Operating expenses increased to $153.1 million for the twelve-month period ended December 31, 2015 from $142.7 million for the twelve-month period ended December 31, 2014, an increase of $10.4 million. The increase was primarily attributable to the increase in operating expenses of Pulpo, which we acquired in June 2014 and which did not contribute to results in the full comparable period in 2014, and increases in rent expense, salary expense, and promotional expenses, including event expenses associated with our radio network upfront.

Corporate expenses increased to $22.5 million for the twelve-month period ended December 31, 2015 from $21.3 million for the twelve-month period ended December 31, 2014, an increase of $1.2 million. The increase was primarily attributable to an increase in salary expense and legal expense, partially offset by transaction costs associated with the acquisition of Pulpo in June 2014 that did not recur in 2015.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2015	2014	% Change	2015	2014	% Change
Net Revenue
Television	$39,789	$43,279	(8)%	$159,081	$165,472	(4)%
Radio	19,376	18,231	6%	76,161	69,922	9%
Digital	6,267	3,752	67%	18,892	6,644	184%
Total	$65,432	$65,262	0%	$254,134	$242,038	5%
Cost of Revenue - digital media (1)
Digital	$2,609	$1,504	73%	$7,242	$2,993	142%
Operating Expenses (1)
Television	$20,738	$21,087	(2)%	$80,666	$80,847	(0)%
Radio	15,973	14,970	7%	61,970	58,122	7%
Digital	2,909	2,171	34%	10,502	3,711	183%
Total	$39,620	$38,228	4%	$153,138	$142,680	7%
Corporate Expenses (1)	$6,942	$6,305	10%	$22,520	$21,301	6%
Consolidated adjusted EBITDA (1)	$18,782	$21,333	(12)%	$76,324	$79,277	(4)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2015 fourth quarter and full year results on February 25, 2016 at 5 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

Entravision Communications Corporation is a diversified media company serving Latino audiences and communities with an integrated platform of solutions and services that includes television, radio and digital media to reach Latino audiences across the United States and Latin America. Entravision has 56 primary television stations, including in 20 of the nation’s top 50 Latino markets, and is the largest affiliate group of both the top-ranked Univision television network and Univision’s UniMás network. Entravision also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 49 owned and operated radio stations, and Entravision Solutions, a national sales representation and marketing organization specializing in Spanish-language media platforms and radio networks. Entravision also offers a variety of digital media platforms and services, including digital content and digital advertising platforms, including the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, designed to maximize the opportunity for advertisers and marketers to connect with the growing Latino consumer market. Entravision shares of Class A Common Stock are listed on The New York Stock Exchange and trade under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$47,924	$31,260
Trade receivables, net of allowance for doubtful accounts	66,399	64,956
Prepaid expenses and other current assets	5,705	5,295
Total current assets	120,028	101,511
Property and equipment, net	57,874	56,784
Intangible assets subject to amortization, net	16,656	20,193
Intangible assets not subject to amortization	220,701	220,701
Goodwill	50,081	50,081
Deferred income taxes	57,929	72,458
Other assets	4,919	6,039
Total assets	$528,188	$527,767
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Advances payable, related parties	118	118
Accounts payable and accrued expenses	29,669	32,195
Total current liabilities	33,537	36,063
Long-term debt, less current maturities	312,813	336,563
Other long-term liabilities	14,565	9,583
Total liabilities	360,915	382,209
Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	910,228	912,161
Accumulated deficit	(738,849)	(764,474)
Accumulated other comprehensive income (loss)	(4,115)	(2,138)
Total stockholders' equity	167,273	145,558
Total liabilities and stockholders' equity	$528,188	$527,767

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Net revenue	$65,432	$65,262	$254,134	$242,038
Expenses:
Cost of revenue - digital media	2,609	1,504	7,242	2,993
Direct operating expenses	28,970	28,142	110,323	104,874
Selling, general and administrative expenses	10,650	10,086	42,815	37,806
Corporate expenses	6,942	6,305	22,520	21,301
Depreciation and amortization	4,039	3,860	15,989	14,663
Impairment charge	-	735	-	735
	53,210	50,632	198,889	182,372
Operating income	12,222	14,630	55,245	59,666
Interest expense	(3,278)	(3,496)	(13,047)	(13,904)
Interest income	14	13	45	50
Gain (loss) on debt extinguishment	(204)	(246)	(204)	(246)
Income before income taxes	8,754	10,901	42,039	45,566
Income tax (expense) benefit	(2,947)	(4,959)	(16,414)	(18,444)
Net income	$5,807	$5,942	$25,625	$27,122
Basic and diluted earnings per share:
Net income per share, basic	$0.07	$0.07	$0.29	$0.31
Net income per share, diluted	$0.06	$0.07	$0.28	$0.30

Cash dividends declared per common share, basic	$0.03	$0.02	$0.11	$0.10
Cash dividends declared per common share, diluted	$0.03	$0.02	$0.10	$0.10

Weighted average common shares outstanding, basic	88,217,563	87,587,916	87,920,230	88,680,322
Weighted average common shares outstanding, diluted	90,570,304	90,395,102	90,295,185	90,943,734

(1)	Certain amounts in the prior period consolidated financial statements have been reclassified to conform to current period presentation.

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$5,807	$5,942	$25,625	$27,122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,039	3,860	15,989	14,663
Impairment charge	-	735	-	735
Deferred income taxes	2,900	4,814	15,664	17,585
Amortization of debt issue costs	202	209	797	820
Amortization of syndication contracts	98	86	360	440
Payments on syndication contracts	(133)	(137)	(510)	(578)
Non-cash stock-based compensation	2,556	2,159	5,240	4,351
(Gain) loss on debt extinguishment	204	246	204	246
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in trade receivables	(1,974)	(605)	871	(6,128)
(Increase) decrease in prepaid expenses and other current assets	579	985	(499)	(1,183)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,121	2,009	(1,458)	(3,661)
Net cash provided by operating activities	15,399	20,303	62,283	54,412
Cash flows from investing activities:
Purchases of property and equipment and intangibles	(2,150)	(2,219)	(13,696)	(8,609)
Purchase of a business, net of cash acquired	-	-	-	(15,048)
Net cash used in investing activities	(2,150)	(2,219)	(13,696)	(23,657)
Cash flows from financing activities:
Proceeds from issuance of common stock	363	24	2,177	1,841
Payments on long-term debt	(20,937)	(21,875)	(23,750)	(23,750)
Dividend paid	(2,759)	(2,178)	(9,350)	(8,865)
Repurchase of Class A common stock	-	(9,061)	-	(12,543)
Payment of contingent consideration	-	-	(1,000)	-
Net cash used in financing activities	(23,333)	(33,090)	(31,923)	(43,317)
Net increase (decrease) in cash and cash equivalents	(10,084)	(15,006)	16,664	(12,562)
Cash and cash equivalents:
Beginning	58,008	46,266	31,260	43,822
Ending	$47,924	$31,260	$47,924	$31,260

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Consolidated adjusted EBITDA (1)	$18,782	$21,333	$76,324	$79,277
Interest expense	(3,278)	(3,496)	(13,047)	(13,904)
Interest income	14	13	45	50
Gain (loss) on debt extinguishment	(204)	(246)	(204)	(246)
Income tax (expense) benefit	(2,947)	(4,959)	(16,414)	(18,444)
Amortization of syndication contracts	(98)	(86)	(360)	(440)
Payments on syndication contracts	133	137	510	578
Non-cash stock-based compensation included in direct operating
expenses	(951)	(799)	(1,931)	(1,294)
Non-cash stock-based compensation included in corporate expenses	(1,605)	(1,360)	(3,309)	(3,057)
Depreciation and amortization	(4,039)	(3,860)	(15,989)	(14,663)
Impairment charge	-	(735)	-	(735)
Net income	5,807	5,942	25,625	27,122
Depreciation and amortization	4,039	3,860	15,989	14,663
Impairment charge	-	735	-	735
Deferred income taxes	2,900	4,814	15,664	17,585
Amortization of debt issuance costs	202	209	797	820
Amortization of syndication contracts	98	86	360	440
Payments on syndication contracts	(133)	(137)	(510)	(578)
Non-cash stock-based compensation	2,556	2,159	5,240	4,351
(Gain) loss on debt extinguishment	204	246	204	246
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,974)	(605)	871	(6,128)
(Increase) decrease in prepaid expenses and other assets	579	985	(499)	(1,183)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,121	2,009	(1,458)	(3,661)
Net cash provided by (used in ) operating activities	$15,399	$20,303	$62,283	$54,412

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Consolidated adjusted EBITDA (1)	$18,782	$21,333	$76,324	$79,277
Net interest expense (1)	3,062	3,274	12,205	13,034
Cash paid for income taxes	47	145	750	859
Capital expenditures (2)	2,150	2,219	13,696	8,609
Free cash flow (1)	13,523	15,695	49,673	56,775
Capital expenditures (2)	2,150	2,219	13,696	8,609
Amortization of debt issue costs	(202)	(209)	(797)	(820)
Non-cash income tax (expense) benefit	(2,900)	(4,814)	(15,664)	(17,585)
Gain (loss) on debt extinguishment	(204)	(246)	(204)	(246)
Amortization of syndication contracts	(98)	(86)	(360)	(440)
Payments on syndication contracts	133	137	510	578
Non-cash stock-based compensation included in direct operating
expenses	(951)	(799)	(1,931)	(1,294)
Non-cash stock-based compensation included in corporate expenses	(1,605)	(1,360)	(3,309)	(3,057)
Depreciation and amortization	(4,039)	(3,860)	(15,989)	(14,663)
Impairment charge	-	(735)	-	(735)
Net income	$5,807	$5,942	$25,625	$27,122

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.